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                                                                    Exhibit 5(h)


                                   SCHEDULE A

                            To Sub-Advisory Agreement
                            dated as of March 2, 1998
                                     between
                 AmSouth Bank and Sawgrass Asset Management, LLC


NAME OF FUND COMPENSATION
-------------------------

AmSouth Small Cap Fund                       Annual rate of eighty-four
                                             one-hundredths of one percent
                                             (.84%) of the AmSouth Small Cap
                                             Fund's average daily net assets


Consented to by:



Date                                       AMSOUTH BANK
     ---------------
                                           By:  /s/ Michael C. Baker
                                               ---------------------------


Date:                                      SAWGRASS ASSET MANAGEMENT, LLC
      --------------
                                           By:  /s/ D. McQuiddy
                                               ---------------------------

                                       A-1